Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-189923 and Form S-8 No. 333-191094) and in the related Prospectuses of Government Properties Income Trust of our report dated February 21, 2014 with respect to the consolidated financial statements and schedules of Select Income REIT included in this Current Report (Form 8-K/A) of Government Properties Income Trust.

/s/ Ernst & Young LLP

Boston, Massachusetts
July 23, 2014